UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2011

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Address of principal executive offices including Zip Code)

(303) 405-2100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Explanatory Note

This Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed previously on April 16, 2011 (the “Form 8-K”). Specifically, the text following the first bullet point of Item 5.03 of the Form 8-K has been amended to correct an erroneous statement of a numerical percentage.

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2011, DaVita Inc., a Delaware corporation (“DaVita”) and The Bank of New York Mellon Trust Company, N.A., as rights agent, entered into an amendment (the “Amendment”) to the Rights Agreement, dated November 14, 2002 (the “Rights Plan”). The Amendment accelerates the expiration of the rights issued under the Rights Plan from close of business on November 14, 2012 to the close of business on March 10, 2011. Accordingly, as of the close of business on March 10, 2011, the rights issued under the Rights Plan expired and are no longer outstanding.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; changes in Fiscal Year.

On March 10, 2011, the Board of Directors (the “Board”) of DaVita amended and restated DaVita’s Amended and Restated Bylaws to, among other things,

•	provide DaVita’s stockholders of record that hold not less than ten percent of DaVita’s voting stock with the ability to call a special meeting of stockholders;

•

expand the information that stockholders are required to disclose to DaVita in the stockholder’s advance notice of director nominations and other business, to include, among other things, (i) a description of any agreement between or among stockholders submitting a proposal and any person in connection with the proposal of such nomination or other business and (ii) a description of any agreement that has been entered into to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial holder or nominee with respect to DaVita’s securities; and

•

expand the director qualification requirements to include, among other things, a written representation and agreement from each director nominee that such nominee (i) is not nor will become a party to any voting agreement with respect to how such director will vote; (ii) is not nor will become a party to any agreement that provides the director with compensation, reimbursement or indemnification in connection with such director’s service on DaVita’s board; (iii) owns the required amount of shares of DaVita’s common stock in accordance with DaVita’s Share Ownership Policy set forth in DaVita’s Corporate Governance Guidelines; (iv) will comply with all applicable corporate governance, conflict of interest, confidentiality, trading policies and Corporate Governance Guidelines established by DaVita (as publicly disclosed and as may be amended from time to time); and (v) if elected and renominated, will abide by the resignation provisions set forth in the bylaws to the extent such nominee does not receive a majority of votes cast.

In addition, the Board amended DaVita’s Corporate Governance Guidelines to, among other things, (a) provide for a mandatory retirement age, such that any director who has reached the age of 75 will not be nominated for reelection to the Board; (b) limit the number of public company boards that a director or director nominee may serve on, such that no director or director nominee may serve on more than four other public company boards; (c) require the completion of a written questionnaire with respect to the background and qualification of such director or director nominee in order to be eligible for election or reelection to DaVita’s Board and a written representation and agreement to (i) provide the information required by Article III, Section 12(a)(2) of DaVita’s bylaws, (ii) comply with DaVita’s share ownership policy, (iii) comply with DaVita’s corporate governance, conflicts, confidentiality and trading policies, and (iv) abide by the provision set forth in Article IV Section 3 of DaVita’s bylaws.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference. An updated version of DaVita’s Corporate Governance Guidelines will be available on DaVita’s website at www.davita.com/about/governance.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws, amended March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: March 17, 2011	By:	/s/ Kim M. Rivera
Kim M. Rivera Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws, amended March 10, 2011.